UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 4, 2019

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2019, Crimson Wine Group, Ltd. (the “Company”) announced that Jennifer Locke, age 47, will join the Company as Chief Executive Officer beginning on December 2, 2019.

The Company and Ms. Locke entered into an employment agreement (the “Employment Agreement”) for an initial two-year term. Under the Employment Agreement, Ms. Locke will receive an annual base salary of $350,000 and will be eligible for a bonus target of 35.0% of her annual base salary. Ms. Locke will receive a sign-on equity award of stock options to purchase 89,000 shares of the Company’s common stock, with a per-share exercise price equal to the fair market value of the stock on the grant date. The options will vest annually over five years in equal installments. Ms. Locke will also receive the Company’s standard package of benefits for its executive officers. Pursuant to the Employment Agreement, in the event Ms. Locke’s employment is terminated by the Company without cause, she will be entitled to receive as severance an amount equal to 135% of her base salary in effect at the time of termination, payable over the 12 months following her termination.

Ms. Locke brings to the Company more than 20 years of wine industry experience in the Pacific Northwest. Based in Napa, California, she most recently was senior vice president of Treasury Wine Estates, one of the world’s largest wine companies, headquartered in Melbourne, Australia, and traded on the Australian Stock Exchange.

There are no arrangements or understandings between Ms. Locke and any other person pursuant to which she was appointed to serve as an executive officer of the Company. There are also no family relationships between Ms. Locke and any director or executive officer of the Company, and Ms. Locke does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 7, 2019, the Company issued a press release announcing the appointment of Ms. Locke as Chief Executive Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Employment Agreement Letter dated November 4, 2019 between the Company and Jennifer Locke

99.1	Press Release issued November 7, 2019 announcing Jennifer Locke as Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2019

CRIMSON WINE GROUP, LTD.

By: /s/ Karen Diepholz
Name: Karen Diepholz
Title: Chief Financial Officer